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                                                       Exhibit 10.51



                          AMENDMENT, CONSENT AND WAIVER
                          -----------------------------

     This Amendment, Consent and Waiver (this "Waiver"), dated as of January 18, 1997, by and among American Home Products Corporation Acting Through Its Wyeth-Ayerst Laboratories Division ("Wyeth-Ayerst"), ChemGenics Pharmaceuticals Inc., a Delaware corporation (the "Company") and Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium").

     WHEREAS, Wyeth-Ayerst and the Company have entered into that certain Collaborative Research and License Agreement dated November 1, 1996 (the "License Agreement");

     WHEREAS, Wyeth-Ayerst is a party to that certain Series E Preferred Stock Purchase Agreement dated November 27, 1996 by and among Wyeth-Ayerst, the Company and certain other stockholders of the Company party thereto (the "Purchase Agreement");

     WHEREAS, Wyeth-Ayerst is a party to that certain Standstill Agreement dated November 27, 1996 by and among Wyeth-Ayerst and the Company (the "Standstill Agreement");

     WHEREAS, Wyeth-Ayerst has been advised that the Company intends to execute and deliver an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Millennium and CPI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Millennium ("Sub"), pursuant to which, among other things, Sub would be merged (the "Merger") with and into the Company and the stockholders of the Company would receive, in the aggregate, approximately 4,800,000 shares of common stock, par value $.001 per share, of Millennium in exchange for their capital stock of the Company ("Millennium Merger Shares");

     WHEREAS, the Merger would constitute an "Acquisition" for purposes of, and as such term is defined in, Section 2.3.3(c) of the License Agreement;

     WHEREAS, the Stock Purchase Agreement provides that, unless the License Agreement has been terminated, Wyeth-Ayerst may become obligated to purchase additional shares of capital stock of the Company; and

     WHEREAS, the Standstill Agreement contains certain limitations and restrictions on the actions of Wyeth-Ayerst with respect to the Company and the capital stock of the Company;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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     Section 1. CONSENT TO ACQUISITION. Wyeth-Ayerst hereby consents to the
Merger and, to the extent that the Merger constitutes an "Acquisition" for purposes of, and as such term is defined in, Section 2.3.3(c) of the License Agreement, WyethAyerst hereby waives its right to terminate the R & D Program (as such term is defined in the License Agreement) solely by virtue of the Merger and Millennium hereby guarantees the performance by the Company of its obligations under the R & D Program pursuant to the terms of the License Agreement.

     Section 2. AMENDMENT OF ADDITIONAL EQUITY SALES. Upon and subject to the occurrence of the Effective Time (as defined in the Merger Agreement), the parties agree to make modifications to Sections 1.03, 2.03 and 2.04 of the Purchase Agreement including, but not limited to, the following:

          (i) at the Second Closing (as defined in the Purchase Agreement), subject to the condition set forth in Section 2.03 of the Purchase Agreement, Millennium would be obligated to issue and sell to WyethAyerst, and Wyeth-Ayerst would be obligated to purchase from Millennium, for a purchase price of $3,000,000, a number of shares of common stock, par value $.001, of Millennium ("Millennium Common Stock"), such number of shares to be determined by dividing (i) $3,000,000 by (ii) 100% of the Market Price (as defined in the Purchase Agreement) of the Millennium Common Stock on the date of the Second Closing (the "Post-Merger Shares"); and

          (ii) the rights and obligations of the parties with respect to the Third Closing (as defined in the Purchase Agreement) will be terminated.

     Section 3. MANDATORY CONVERSION. Wyeth-Ayerst approves the mandatory conversion of the outstanding shares of preferred stock, $.01 par value per share, of the Company into shares of common stock of the Company, $.001 par value per share, pursuant to Section 5(e)(i) of ARTICLE FOURTH of the Company's Amended and Restated Certificate of Incorporation (the "Mandatory Conversion"), such Mandatory Conversion to be effective immediately prior to, and subject to occurrence of, the Effective Time (as defined in the Merger Agreement), and agrees to (i) vote (or consent by written action as to) all shares of Capital Stock of the Company that are beneficially owned by it, or as to which it has voting authority, in favor of the Mandatory Conversion, and (ii) otherwise use its reasonable efforts to ensure that the Mandatory Conversion is approved by the requisite vote (or written consent) of stockholders of the Company, such Mandatory Conversion to be effective immediately prior to, and subject to occurrence of, the Effective Time.

     Section 4. REGISTRATION RIGHTS. Effective immediately prior to, and subject to the occurrence of, the Effective Time, Wyeth-Ayerst agrees that, with respect to the securities of the Company owned of record by it as of the Effective Time (the

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"Pre-Merger Shares"), all of its registration rights and similar rights requiring the Company to register such Pre-Merger Shares on behalf of the undersigned shall be terminated in their entirety and be of no further force or effect and specifically acknowledges and agrees that such rights shall be inapplicable to the Merger Shares delivered to the undersigned in the Merger. Upon issuance of the Post-Merger Shares in accordance with Subsection 2(i) above, Millennium hereby agrees to grant to Wyeth-Ayerst registration rights with respect to such Post-Merger Shares on terms that are no less favorable than the registration rights that the Company previously granted to Wyeth-Ayerst in the Purchase Agreement.

     Section 5. "ACCREDITED INVESTOR" REPRESENTATION. Wyeth-Ayerst represents that it is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities and Exchange Commission. Wyeth-Ayerst agrees to execute and deliver such documents and instruments (including an Investor Questionnaire) and to make such representations as shall be reasonably requested by Millennium to ensure that the issuance and delivery of the Merger Shares in connection with the Merger is exempt from the registration requirements of the Securities Act of 1933, as amended.

     Section 6. LOCK-UP AGREEMENT. Wyeth-Ayerst agrees that, with respect to (i) 100% of the Millennium Merger Shares issued and delivered to it pursuant to the Merger for the period commencing on the Effective Time and ending on the date that the Registration Statement on Form S-3 to be filed by the Buyer is effective with respect to the sale of the Millennium Merger Shares (the "Date of Effectiveness"), (ii) as to 50% of such Millennium Merger Shares with respect to the period commencing on the Date of the Effectiveness and ending on July 31, 1997, and (iii) as to 25% of such Millennium Merger Shares with respect to the period commencing on August 1, 1997 and ending on September 30, 1997, it shall not sell, exchange, transfer, assign, pledge, dispose of or engage in any other transaction with respect to the foregoing amounts of the Millennium Merger Shares, including a transaction or arrangement that reduces the risk of loss by short sale, hedging or otherwise.

     Section 7. STANDSTILL AGREEMENT. The parties hereby agree and acknowledge that the Standstill Agreement shall remain in full force and effect following the Effective Time, with all references therein to the "Company" being deemed to refer to Millennium, and all reference to "Voting Securities" being deemed to refer to shares of Common Stock of Millennium or any other securities convertible into, exchangeable for or exercisable for Common Stock of Millennium.

     Section 8. FURTHER ASSURANCES. Each party hereby agrees, at any time and from time to time after the date hereof, at the reasonable request of the other party, to execute and deliver such other agreements, certificates or instruments as may be reasonably requested in order to more effectively evidence the foregoing agreements.


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     Section 9. EFFECT OF WAIVER. The parties hereby ratify and confirm all of the provisions of the License Agreement and the Purchase Agreement, as modified hereby, and agree and acknowledge that each of the License Agreement and the Purchase Agreement, as so modified, remains in full force and effect.

     Section 10. COUNTERPARTS. This Waiver may be executed in any number of Counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  [Remainder of page intentionally left blank.]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.


                                               CHEMGENICS PHARMACEUTICALS INC.


                                               By: /s/ Barry A. Berkowitz
                                                  ----------------------------
                                                  Barry A. Berkowitz
                                                  President


                                               AMERICAN HOME PRODUCTS
                                               CORPORATION
                                               ACTING THROUGH ITS
                                               WYETH-AYERST LABORATORIES
                                               DIVISION


                                               By: /s/ Charles N. Ross
                                                  ----------------------------
                                               Name: Charles N. Ross
                                                    --------------------------
                                               Title: Assistant Treasury
                                                     -------------------------

                                               MILLENNIUM PHARMACEUTICALS, INC.


                                               By: /s/ Mark J. Levin
                                                  ----------------------------
                                               Name: Mark J. Levin
                                                    --------------------------
                                               Title: President
                                                     -------------------------

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